SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2002


                          XVARIANT, INC.
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      (Exact name of Registrant as specified in its Charter)

Nevada                            000-28339                   84-1398342
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(State or other Jurisdiction     (Commission               (I.R.S. Employer
Incorporation or Organization)     File No.)               Identification No.)



     170 South Main Street #1050, Salt Lake City, Utah 84101
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             (Address of Principal Executive Offices)

Registrant's Telephone Number including Area Code: (801) 536-5000


                         Not applicable.
        --------------------------------------------------
       Former name, former address and former fiscal year,
                  if changed since last report.


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Item 2.  Acquisition or Disposition of Assets

General

      On January 29, 2002 Xvariant, Inc. ("Company") completed the acquisition of 360House.com, Inc., a Utah corporation ("360House"), pursuant to a Stock Exchange Agreement (the "Agreement") among the Company, 360House, and the shareholders of 360House, dated January 29, 2002.

      The Company acquired 360House as a wholly owned subsidiary by initially issuing 1,000,000 shares of the Company's authorized common stock to the shareholders of 360House in exchange for all of the outstanding stock of 360House. In addition, the Agreement provides for the issuance of additional shares of the Company's common stock based on the performance of 360House. The Company has agreed to issue stock, including the 1,000,000 shares issued upon execution of the Agreement, at a price equal to either (a) a value equal to six times 360House's earnings before interest, taxes, depreciation and amortization ("EBITDA") in the twelve month period ending December 31, 2003 ("Earnout Shares"); or (b) the value defined by a valuation consultant agreed to by the parties. Either party may demand an independent valuation, and the party making such demand must bear the cost. The value of the Company's common stock for purposes of the Earnout, shall be calculated based on the average closing price of the stock for the 30 trading days prior to December 31, 2003.

      At the closing of the acquisition, 360House had no significant tangible assets except computers, office furniture and equipment, and general files for its three employees. It has what it believes is, however, significant and valuable intellectual property, including, trademarks and internally developed software and web technology. 360House had no liabilities other than ordinary overhead expenditures, and employment agreements with Glade Jones, the President of 360House, and Andy Evans, the founder and Chief Executive Officer of 360House. Although the employment agreements are obligations of 360House, the Company assumed the obligation to ensure that the salaries are paid for the six months following the acquisition to the extent that 360House does not have the cash flow to satisfy the salary obligations. Additionally, the Company has the obligation for six months to ensure that 360House operating expenses are paid to the extent there is a cash shortfall in 360House in meeting such expenses.

      The Stock Exchange Agreement contains an option allowing the shareholders of 360House to unwind the transaction in certain events. In the event the shareholders of 360House do not desire to accept the Earnout Shares at December 31, 2003, they may surrender all of their shares in the Company and all of the issued and outstanding common stock of 360House shall be returned to the shareholders of 360House. Provided, however, the Company has the option to retain the 360House shares and pay the value calculated at December 31, 2003 to the 360House shareholders in cash. In addition, if at any time prior to the issuance of the Earnout Shares, the Company does anything that negatively impacts the ability of 360House to conduct its business or would result in a material adverse dilution of the 360House shareholders' interest in the Company, the 360House shareholders may exercise their option to unwind the transaction.

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

Business of 360House

      360House is a development stage company that was formed in January 2000, to provide Internet delivered services to the real estate industry. Its principal service includes a photography service that presents a virtual tour of a real estate listing to better display a listed home for potential buyers. The virtual tour consists of 360 degree views of as many rooms of a house as the agent or broker desires to feature. The photos of the rooms must be shot with a 360 degree lens and the "unwrapped" with 360House software. 360House has developed and trained a network of independent photographers to take the photos in all those areas where they have contracted with real estate companies to provide the service. Because the photography does not require professionals to take the pictures, 360House reports that it has been relatively easy to locate independent contractors to provide this service.
360House currently has a data base of       55 photographers serving this
function and does not foresee any significant difficulty in locating sufficient photographers in any area to service their needs. As virtual tours become more in demand nationwide, the Company expects the market for virtual tours to grow rapidly.

      In addition to its virtual tours business, 360House provides digital still photography of the exterior and interior of any home and presented on the Internet. Management believes 360House website presentation and high-resolution copies of photos taken make this an attractive and cost effective substitute when a virtual tour is not available. These still tours can be done on a self service basis. Agents can take their own photos and upload them onto their website using the 360House interface. 360House also has a detailed training cd-rom that explains the entire process from start to finish with detailed explanations and informative videos.

      From the 360House website an agent or brokerages may print flyers with all of the listing information and photos of the house and its rooms. On todays sophisticated color printers the resulting product looks professionally printed at a fraction of the cost.

      The 360House service also includes detailed statistical information concerning the number of website visits by potential purchasers to the individual listings and effectiveness of the tours and many other features that make an agent more effective in selling their product.

      360House earns revenue by charging the brokerage company a flat fee for each listing that employs a virtual tour, ranging from $55 to $99, depending on value and other factors, and for each other service transaction. 360House enters into contracts with real estate firms to provide these services.

      360House also provides a similar service for the construction industry. With 360House software a builder can create an interactive photo scrapbook of the construction process. The photos can be taken by 360House or by the builder at various stages of the construction and then the photos are uploaded to a web page to allow the builder to communicate with his potential "spec" purchaser or custom purchaser. This service comes with an automatic survey module that lets the builder know the reaction of potential customers throughout the build process.



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

      Offices

      The offices of 360House have been relocated to the Company's offices. This has not required the Company to obtain any additional space at this time, and it is not anticipated it will require additional space in the foreseeable future. 360House will also relocate its Internet servers from a leased facility to the Company offices, and those servers will be maintained by Company employees.

      Legal Proceedings

      360House has no legal proceedings.

      Employees

      360House currently employs three people, including the principals, all of whom will be relocated to the Company offices.

      Employment Agreements

      360House entered into employment agreements with Messrs. Jones and Evans which provide for significant benefits. The employment agreements are identical and provide for a term that expires December 1, 2006. Each provides for a monthly salary of $10,000 with bonus provisions related to profitability of 360House. Each of the employees will be entitled to one half of an executive bonus pool, which will be an amount equal to 25% of earnings before interest, taxes, depreciation and amortization. The bonuses will be paid on a quarterly basis. In addition, in the event of a termination without cause by the Company, the employee would be entitled to his base salary for the remainder of the term of the employment agreement.

      Forward-Looking Statements

      This filing contains "forward-looking" statements including statements that describe the proposed operation of 360Houses web services. Any forward-looking statement, including those regarding the Company's current beliefs, expectations, anticipations, or plans, are not guarantees of future performance or results and involve risks and uncertainties. The forward-looking statements are based on present circumstances and on the Company's predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences and time than those now assumed or anticipated. Any forward-looking statements are made only as of the date of this report and the Comp-any assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.

Item 7. Financial Statements and Exhibits

      The following financial statements and pro forma financial information will be included in an amendment to this report to be filed as soon as practicable, but not later than sixty days after the due date for this report of Form 8-K:

      (a)      Financial Statements of 360House.com, Inc.

               Audited Financial Statements of 360House.com, Inc. as of December 31, 2001.

      (b)      Pro Forma Financial Information.

               Unaudited Pro Forma Combined Financial Statements of Xvariant, Inc. and 360House.com, Inc., as of December 31, 2001.

      (c) Exhibits.

      The following documents related to the Stock Exchange Agreement between the Company and 360House are being filed as an exhibit to this Form 8-K:

      Exhibit No.       Title of Document

        2.1*      Stock Exchange Agreement between Xvariant, Inc.
                  and 360House.com, Inc. dated as of January 29, 2002

       10.1 Employment Agreement between 360House.com, Inc. and Glade M. Jones dated as of December 1, 2001.

       10.2 Employment Agreement between 360House.com, Inc. and Andy Evans dated as of December 1, 2001.

*The exhibits to the agreements are not included in the foregoing exhibits. The Registrant undertakes to furnish supplementally to the Commission copies of any omitted items on request.

                           SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    REGISTRANT:

                                    XVARIANT, INC.


Date: February 5, 2002              By   /s/ Reed L. Benson
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                                    Reed L. Benson, President and
                                    Chief Executive Officer